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EXHIBIT 22 - SUBSIDIARIES OF THE REGISTRANT


                              HEALTH-CHEM CORPORATION
                          LIST OF SUBSIDIARY CORPORATIONS


                                                      State or Country
      Name                                            of Incorporation

Transderm Laboratories Corporation                       Delaware
Aberdeen Research Corporation                            Delaware
Capco Delaware, Inc.                                     Delaware
HS Protective Fabrics Corporation                        Delaware
H.S. Development, Inc.                                   Delaware
Health-Chem Industries, Inc.                             Delaware
Health Med Corporation                                   Delaware
Hercon Environmental Corporation                         Delaware
Hercon Laboratories Corporation                          Delaware
Hercon Pharmaceutical Corporation                        Delaware
Herculite Products, Inc.                                 New York
Medallion Group, Inc.                                    Delaware
Pacific Combining Corporation                            California
Research Development Corporation                         Delaware
Springs Development Corporation                          Delaware
York Aerosol Corporation                                 Delaware
York Aerosol Delivery Systems Corporation                Delaware